Exhibit 10.10

FOURTH LEASE EXPANSION AND AMENDING AGREEMENT

THIS AGREEMENT made as of the 30 day of April, 2015.

B E T W E E N:

250 BOWIE HOLDINGS INC.

(the “Landlord”)

- and -

CANADA GOOSE INC.

(the “Tenant”)

WHEREAS:

A. By a lease made the 3rd day of February, 2012 (the “Lease”), the Landlord leased to Canada Goose Inc. certain premises containing approximately 101,593 square feet of rentable area (the “Original Premises”), on the first floor the building municipally known as 250 Bowie Avenue, Toronto, ON (the “Building”) and shown on the plan attached as Schedule “A” to the Lease, upon and subject to the terms and conditions therein set out;

B. By a Lease Expansion and Amending Agreement made as of the 1st day of July, 2013 (the “First Expansion Agreement”), Canada Goose Inc., as tenant, agreed with the Landlord to lease additional premises in the Building comprising approximately 16,600 square feet of contiguous space (the “First Expansion Premises”) on the terms and conditions set forth therein;

C. The total rentable area of the Original Premises and the First Expansion Premises was certified as being 122,541 square feet.

D. The Lease was assigned to Canada Goose Products Inc. on or about December 9, 2013. On or about December 10, 2013, Canada Goose Products Inc. changed its name to Canada Goose Inc.;

E. By a Lease Expansion and Amending Agreement made as of the 27th day of January, 2014 (the “Second Expansion Agreement”), the Tenant has agreed with the Landlord to lease additional premises in the Building (the “Second Expansion Premises”) comprising (i) Unit 2 on the ground floor of the Building containing approximately 11,408 square feet of space, and (ii) Units 4 and 5 on the second floor of the Building containing approximately 20,575 square feet of space, on the terms and conditions therein set forth.;

F. The total rentable area of the Second Expansion Premises was certified as being 31,983 square feet by the Landlord’s architect on March 2, 2015

G. By a Lease Expansion and Amending Agreement made as of the 14th day of November, 2014 (the “Third Expansion Agreement”), the Tenant has agreed with the Landlord to lease additional premises in the Building (the “Third Expansion Premises”) comprising (i) Unit 1 on the ground floor of the Building containing approximately 8,451 square feet of space, and (ii) Units 6 on the ground floor of the Building containing approximately 7,078 square feet of space, on the terms and conditions therein set forth.

H. The total rentable area of the Third Expansion Premises was certified as being 15,529 square feet by the Landlord’s architect on March 2, 2015.

I. The total rentable area of the Original Premises, First Expansion Premises, Second Expansion Premises and Third Expansion Premises was certified as being 170,053 square feet by the Landlord’s architect on March 2, 2015.

J. The original Lease as amended by the First Expansion Agreement, the Second Expansion Agreement and the Third Expansion Agreement is hereinafter referred to as the Lease;

K. The Tenant has agreed with the Landlord to lease additional premises in the Building comprising Unit 3 on the ground floor of the Building being approximately 11,933 square feet of space, as shown outlined in green and cross hatched on Schedule “A” attached hereto;

L. The Landlord and the Tenant have agreed to amend the Lease in accordance with and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged) and other mutual covenants and agreements, the parties do hereby agree as follows:

1.	The foregoing recitals are true in substance and in fact.

2.	The Landlord hereby leases to the Tenant, and the Tenant agrees to lease from the Landlord, those certain additional premises in the Building being comprised of Unit 3 on the ground floor of the Building as shown outlined in green and cross hatched on Schedule “A” attached hereto containing approximately 11,933 square feet of rentable area (collectively the “Fourth Expansion Premises”) for a term commencing on May 1, 2015 (the “Effective Date”) and expiring on June 30, 2023, upon the same terms, covenants and conditions as are contained in the Lease (including, without limitation, all covenants personal to the Tenant which may not run with the land) except that there shall be no inducement or allowance payable by the Landlord to the Tenant for the Fourth Expansion Premises, except as otherwise provided herein. Tenant shall be permitted to take possession of the Fourth Expansion Premises on May 1, 2015 (“Possession Date”).

3.

(a) The Landlord covenants and agrees that it shall complete the Landlord’s work set out on Schedule “B” attached to this Agreement (“Landlord’s Expansion Work”), at Landlord’s sole cost and expense, by no later than April 30, 2015. Landlord warrants that as at May 1, 2015, there will be an HVAC unit to serve the Fourth Expansion Premises for immediate use (in accordance with Schedule B hereto) and that all Structural

Elements of the Fourth Expansion Premises (including the roof) and the Building systems serving the Fourth Expansion Premises (including but not limited to the HVAC unit) will be in good working order and repair and that the Fourth Expansion Premises shall comply with all then applicable building codes.

(b) The Tenant shall have the right to create fire exits or corridors from the Premises in order to comply with applicable laws, including fire codes, and the Landlord will cooperate with the Tenant in this regard.

(c) The Tenant may supply and install, for the exclusive use of the Premises, additional HVAC units in locations to be designated by the Tenant, as per plans approved by the Landlord, which approval shall not be unreasonably withheld or unduly delayed.

4.	The Lease is hereby further amended as follows:

(a)	From and after the Effective Date, all references in the Lease to the “Premises” shall be deemed to mean the Original Premises, the First Expansion Premises, the Second Expansion Premises, the Third Expansion Premises plus the Fourth Expansion Premises.

(b)	The annual Base Rent payable under Section 5.02 of the Lease for the Fourth Expansion Premises (being approximately 11,933 square feet) shall be as follows:

Period of Time	Annual Base Rent	Monthly Base Rent	Amount Per Square Foot of Rentable Area
May 1, 2015 to June 30, 2023	$83,531.00	$6,960.92	$7.00

The Base Rent payable under Section 5.02 of the Lease for the entire Premises (being approximately 181,986 square feet) shall be as follows:

Period of Time	Annual Base Rent	Monthly Base Rent	Amount Per Square Foot of Rentable Area
May 1, 2015 to June 30, 2023	$1,351,547.00	$112,628.92	$7.00 for the Fourth Expansion Premises; $12.00 for the Third Expansion Premises; $7.00 for the Original Premises, First Expansion Premises and Second Expansion Premises.

(c)	If at any time those premises on the ground floor of the Building identified as Unit 5 comprising approximately 9,199 square feet of rentable area and shown in blue and hatched on Schedule “A-l” attached hereto (the “Unit 5 Premises”) become available to lease, the Landlord shall forthwith notify the Tenant, in writing, as to the date the Unit 5 Premises will be vacant and available to lease, and the Tenant shall have fifteen (15) days from the date the Tenant receives the notice from the Landlord to advise the Landlord that it elects to Lease the Unit 5 Premises from the Landlord. Should the Tenant so elect to lease the Unit 5 Premises, the lease of the Unit 5 Premises shall be on the same terms as the Lease, save and except for the Base Rent which shall be negotiated at the time (and if the parties are unable to agree on the Base Rent, same shall be determined by arbitration in the manner contemplated in last three sentences of Section 21.01 of the Lease) and the Unit 5 Premises will be provided on an “as is” basis. If the Tenant leases the Unit 5 Premises pursuant to this paragraph, then the parties shall enter into a Lease Expansion and Amending Agreement to reflect the expansion within thirty (30) days of the date the Tenant exercises its right to lease the Unit 5 Premises.

(d)	If at any time those premises on the second floor of the Building identified as Unit 7 comprising approximately 8,992 square feet of rentable area and shown in green and cross-hatched on Schedule “A-2” attached hereto (the “Second Floor Expansion Premises”) become available to lease, the Landlord shall forthwith notify the Tenant, in writing, as to the date the Second Floor Expansion Premises will be vacant and available to lease, and the Tenant shall have fifteen (15) days from the date the Tenant receives the notice from the Landlord to advise the Landlord that it elects to Lease the Second Floor Expansion Premises from the Landlord. Should the Tenant so elect to lease the Second Floor Expansion Premises, the lease of the Second Floor Expansion Premises shall be on the same terms as the Lease, save and except for the Base Rent which shall be negotiated at the time (and if the parties are unable to agree on the Base Rent, same shall be determined by arbitration in the manner contemplated in last three sentences of Section 21.01 of the Lease) and the Second Floor Expansion Premises will be provided on an “as is” basis. If the Tenant leases the Second Floor Expansion Premises pursuant to this paragraph, then the parties shall enter into a Lease Expansion and Amending Agreement to reflect the expansion within thirty (30) days of the date the Tenant exercises its right to lease the Second Floor Expansion Premises.

5.	Landlord and Tenant acknowledge that neither of them have retained the services of a broker or agent in connection with this Agreement.

6.	Except as hereby amended, the parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect.

7.	It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

8.	This Fourth Lease Expansion and Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties have hereto duly executed this Lease Extension Agreement.

250 BOWIE HOLDINGS INC.

(Landlord)

Per:	/s/ Authorized Person
Name: Authorized Person

Title: A.S.O.

I have authority to bind the Corporation.

CANADA GOOSE INC.

(Tenant)

Per:	/s/ Dani Reiss
Name: Dani Reiss

Title: CEO

Per:	/s/ John Black
Name: John Black
Title: CFO

I/We have authority to bind the Corporation

SCHEDULE”A”

FLOOR PLAN SHOWING FOURTH EXPANSION PREMISES

SCHEDULE A-1

UNIT 5 PREMISES

SCHEDULE A-2

SECOND FLOOR EXPANSION PREMISES

SCHEDULE “B”

LANDLORD’S WORK

LANDLORD’S WORK:

The Tenant shall take the Fourth Expansion Premises on an “as is” basis except the Landlord, without limiting the above, shall be responsible for the following for the Fourth Expansion Premises:

1. Two (2) Ten (10) ton HVAC units, no distribution (as is). (Tenant acknowledges that as at the date of this Agreement, the Landlord has completed this supply and installation of the HTVAC Units)

2. Existing electrical conduit and wire to space, no hook-up (Tenant acknowledges hydro service and panel as is).

3. Construct demising wall (drywall/block wall, as determined by the Landlord) as shown in blue on Schedule B-l hereto.

All such work shall be completed in a good and workmanlike manner in accordance with all then applicable laws including, without limitation, building codes.

All to be completed by the Landlord at Landlord’s sole cost and expense unless otherwise provided in this Schedule “B”.

SCHEDULE “B-1”

DEMISING WALL TO BE CONSTRUCTED